UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 16, 2021

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Special Meeting of Shareholders of EQT Corporation (the “Company”) held on July 16, 2021 (the “Special Meeting”), the Company’s shareholders voted upon the following proposal, which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 11, 2021, and the final vote results for such proposal were as follows:

Proposal 1: Approve, for purposes of complying with applicable New York Stock Exchange listing rules, the issuance of shares of common stock, no par value, of the Company in an amount that exceeds 20% of the currently outstanding shares of common stock of the Company in connection with the transactions contemplated by the Membership Interest Purchase Agreement, dated as of May 5, 2021, by and among the Company, EQT Acquisition HoldCo LLC, a wholly owned indirect subsidiary of the Company, Alta Resources Development, LLC, Alta Marcellus Development , LLC and ARD Operating, LLC

The Company’s shareholders approved Proposal 1, with votes as follows:

Shares For	Shares Against	Shares Abstained
245,573,788	513,591	523,954

There were no broker non-votes on this proposal.

Proposal 2: Approve one or more adjournments of the Special Meeting, if necessary or appropriate, to permit solicitation of additional votes if there are insufficient votes to approve Proposal 1

There being a quorum present and sufficient votes cast in favor of Proposal 1, the Company’s shareholders were not asked to vote with respect to Proposal 2 and Proposal 2 was not voted upon at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: July 16, 2021	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Executive Vice President, General Counsel and Corporate Secretary